AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON November 20, 2023
File No. 811-21638

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM N-1A
REGISTRATION STATEMENT
UNDER THE INVESTMENT COMPANY ACT OF 1940	☒
Amendment No. 59

JPMORGAN INSTITUTIONAL TRUST
(Exact Name of Registrant as Specified in Charter)

277 Park Avenue
New York, New York 10172
(Address of Principal Executive Offices)
Registrant’s Telephone Number, including Area Code 800-343-1113

Gregory S. Samuels, Esq.
JPMorgan Chase & Co.
4 New York Plaza
New York, New York 10004
(Name and Address of Agent for Service)

Copies to:
Zachary E. Vonnegut-Gabovitch, Esq.
JPMorgan Chase & Co.
4 New York Plaza
New York, New York 10004

EXPLANATORY NOTE
This Amendment is filed by JPMorgan Institutional Trust (the “Registrant”). This Registration Statement has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended. However, shares of beneficial interest in the Registrant are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), because such shares are issued solely in private placement transactions that do not involve a “public offering” within the meaning of Section 4(2) of the Securities Act. The shares have not been registered under any state securities laws in reliance upon various exemptions provided by those laws. Investments in the shares of the Registrant may be made only by “accredited investors” within the meaning of Regulation D under the Securities Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any shares of the Registrant.

Part A & B
This filing supplements the Confidential Offering Memorandum and Confidential Offering Memorandum Supplement dated June 28, 2023, filed as Amendment No. 58 to the Registrant’s Registration Statement on Form N-1A (SEC File No. 811-21638).

JPMORGAN INSTITUTIONAL TRUST

JPMorgan Intermediate Bond Trust

(the “Fund”)

Supplement dated November 20, 2023

to the current Confidential Offering Memorandum and Confidential Offering Memorandum Supplement

NOTICE OF LIQUIDATION OF THE JPMORGAN INTERMEDIATE BOND TRUST. The Board of Trustees (the “Board”) of JPMorgan Institutional Trust has approved the liquidation and dissolution of the Fund on or about January 31, 2024 (the “Liquidation Date”). Effective immediately, the Fund will depart from its stated investment objective and strategies as it increases its cash holdings in preparation for its liquidation. On the Liquidation Date (for settlement the day after the Liquidation Date), the Fund shall distribute pro rata to its shareholders of record all of the assets of the Fund in complete cancellation and redemption of all of the outstanding shares of beneficial interest, except for any proceeds from any securities that cannot be liquidated on the Liquidation Date, cash, bank deposits or cash equivalents in an estimated amount necessary to (i) discharge any unpaid liabilities and obligations of the Fund on the Fund’s books on the Liquidation Date, including, but not limited to, income dividends and capital gains distributions, if any, payable through the Liquidation Date, and (ii) pay such contingent liabilities as the officers of the Fund deem appropriate subject to ratification by the Board. On or immediately prior to the Liquidation Date, the Fund may declare and pay its shareholders of record one or more taxable distributions of its investment company taxable income, if any, and/or net realized capital gains, if any.

EFFECTIVE IMMEDIATELY, PURCHASES OF FUND SHARES FROM NEW SHAREHOLDERS WILL NO LONGER BE ACCEPTED.

PURCHASES OF ADDITIONAL SHARES BY EXISTING SHAREHOLDERS WILL NO LONGER BE ACCEPTED ON OR AFTER JANUARY 22, 2024.

INVESTORS SHOULD RETAIN THIS SUPPLEMENT WITH THE

CONFIDENTIAL OFFERING MEMORANDUM AND CONFIDENTIAL OFFERING MEMORANDUM SUPPLEMENT FOR FUTURE REFERENCE

SUP-IBT-LIQ-1123

PART C – OTHER INFORMATION
Item 28.
Exhibits
(a) Articles of Incorporation
(a)(1)	Certificate of Trust is incorporated by reference to Registrant’s Initial Registration Statement on Form N-1A, SEC File No. 811-21638.
(a)(2)	Declaration of Trust, dated September 14, 2004 (amended May 14, 2014). Incorporated herein by reference to Amendment No. 22 to the Registrant’s Registration Statement filed on June 27, 2014.
(a)(3)	Schedule A to the Declaration of Trust. Filed herewith.
(b) By-laws
By-Laws of JPMorgan Institutional Trust, as Amended and Restated August 11, 2021. Incorporated herein by reference to Amendment No. 52 to Registrant’s Registration Statement filed on January 13, 2022.
(c) Instruments Defining Rights of Security Holders: None.
(d) Investment Advisory Contracts
(d)(1)
Investment Advisory Agreement between the Registrant and J.P. Morgan Investment Management Inc. is incorporated by reference to Amendment No. 4 to Registrant’s Registration Statement filed on October 28, 2005.

(d)(2)	Form of Schedule A to the Investment Advisory Agreement (amended as of November 16, 2023). Filed herewith.
(e) Underwriting Contracts: Not applicable.
(f) Bonus or Profit Sharing Contracts
Deferred Compensation Plan for Eligible Trustees of the Trust. Incorporated herein by reference to Amendment No. 22 to the Registrant’s Registration Statement filed on June 27, 2014.
(g) Custodian Agreements
(g)(1)(a)
Amended and Restated Global Custody and Fund Accounting Agreement dated March 31, 2022 between JPMorgan
Chase Bank, N.A. and the entities named on Schedule A. Incorporated herein by reference to Amendment No. 54 to the Registrant’s Registration Statement filed on June 28, 2022.

(g)(1)(b)
Amendment, dated December 1, 2022, to the Amended and Restated Global Custody and Fund Accounting
Agreement, including Schedules A and E. Incorporated herein by reference to Amendment No. 56 to the Registrant’s
Registration Statement filed on May 15, 2023.

(g)(1)(c)	Form of Amended Schedule A to the Amended and Restated Global Custody and Fund Accounting Agreement (as of November 16, 2023). Filed herewith.
(g)(2)(a)
Third Party Securities Lending Rider, dated October 4, 2018 to the Amended and Restated Global Custody and Fund
accounting Agreement dated September 1, 2010 among the Registrant, JPMorgan Chase Bank, N.A. and Citibank,
N.A. Incorporated herein by reference to Amendment No. 39 to Registrant’s Registration Statement filed on
June 28, 2019.

(g)(2)(b)	Form of Amendment to Third Party Securities Lending Rider effective as of November 16, 2023. Filed herewith.
(h) Other Material Contracts
(h)(1)(a)
Amended and Restated Transfer Agency Agreement between the Trust and Boston Financial Data Services, Inc.
(“BFDS”), effective September 1, 2014. Incorporated herein by reference to Amendment No. 24 to the Registrant’s
Registration Statement filed on December 29, 2014.

(h)(1)(b)
Second Amendment to Amended and Restated Transfer Agency Agreement between the Trust and DST Asset Manager
Solutions, Inc. (“DST AMS” f/k/a “Boston Financial Data Services, Inc.”), dated August 30, 2019. Incorporated herein by reference to Amendment No. 44 to Registrant’s Registration Statement filed on April 13, 2020.

(h)(1)(c)	Amendment to Amended and Restated Transfer Agency Agreement between the Trust and SS&C GIDS, Inc. (successor in interest to DST Asset Manager Solutions, Inc.) as of August 10, 2023. Filed herewith.
(h)(1)(d)	Form of Amended Appendix A, dated as of November 16, 2023, to the Amended and Restated Transfer Agency Agreement between the Trust and SS&C GIDS, Inc., dated November 16, 2023. Filed herewith.
(h)(2)(a)
Form of Administration Agreement between the Registrant and JPMorgan Funds Management, Inc. (formerly known as One Group Administrative Services, Inc.) is incorporated by reference to Amendment No. 4 to Registrant’s
Registration Statement filed on October 28, 2005.

(h)(2)(b)	Amendment dated April 1, 2016, to Administration Agreement. Incorporated herein by reference to Amendment No. 31 to the Registrant’s Registration Statement filed on June 28, 2016.

(h)(2)(c)	Form of Schedule A to the Administration Agreement (amended as of November 16, 2023). Filed herewith.
(h)(3)(a)
Placement Agency Agreement between the Registrant and J.P. Morgan Institutional Investments Inc. is incorporated by reference to Amendment No. 4 to Registrant’s Registration Statement filed on October 28, 2005.

(h)(3)(b)
Placement Agency Agreement between the Registrant and J.P. Morgan Institutional Investments Inc., dated
May 25, 2005, is incorporated by reference to Amendment No. 8 to Registrant’s Registration Statement filed on
June 28, 2006.

(h)(4)(a)
Global Securities Lending Agency Agreement dated as of October 4, 2018, between Citibank, N.A. and Registrant.
Incorporated herein by reference to Amendment No. 39 to Registrant’s Registration Statement filed on June 28, 2019.

(h)(4)(b)
Amendment to the Global Securities Lending Agency Agreement, dated as of December 11, 2018. Incorporated herein by reference to Amendment No. 39 to Registrant’s Registration Statement filed on June 28, 2019.

(h)(4)(c)
Form of Side Letter Amending Agreement, dated February 28, 2022, to the Global Securities Lending Agency
Agreement. Incorporated herein by reference to Amendment No. 54 to the Registrant’s Registration Statement filed on
June 28, 2022.

(h)(4)(d)	Form of Amendment to the Global Securities Lending Agency Agreement effective as of November 16, 2023. Filed herewith.
(h)(5)	Fee Waiver Agreement, dated June 28, 2023. Incorporated herein by reference to Amendment No. 58 to the Registrant’s Registration Statement filed on June 28, 2023.
(i) Legal Opinion: Not applicable.
(j) Other Opinions: Not applicable.
(k) Omitted Financial Statements: Not applicable.
(l) Initial Capital Agreements: Not applicable.
(m) Rule 12b-1 Plan: Not applicable.
(n) Rule 18f-3 Plan: Not applicable.
(o) Reserved.
(p) Codes of Ethics.
(p)(1)	Code of Ethics of Trust. Incorporated herein by reference to Amendment No. 31 to the Registrant’s Registration Statement filed on June 28, 2016.
(p)(2)	Code of Ethics of JPMAM, including JPMIM, (Effective July 21, 2022). Incorporated herein by reference to Amendment No. 56 to the Registrant’s Registration Statement filed on May 15, 2023.
(q) Powers of Attorney
(q)(a)	Powers of Attorney for the Trustees. Incorporated herein by reference to Amendment No. 56 to the Registrant’s Registration Statement filed on May 15, 2023.
(q)(b)	Power of Attorney for Brian S. Shlissel. Incorporated herein by reference to Amendment No. 56 to the Registrant’s Registration Statement filed on May 15, 2023.
(q)(c)	Power of Attorney for Timothy J. Clemens. Incorporated herein by reference to Amendment No. 56 to the Registrant’s Registration Statement filed on May 15, 2023.
Item 24.
Persons Controlled by or Under Common Control with the Registrant
The Registrant is not directly or indirectly controlled by or under common control with any person other than the Trustees. It does not have any subsidiaries.
Item 25.
Indemnification
Article VII, Section 3 of the Trust’s Declaration of Trust provides that, subject to the exceptions and limitations contained in the Trust’s By-Laws: (a) every person who is, has been, or becomes a Trustee or officer of the Trust (hereinafter referred to as a “Covered Person”) shall be indemnified by the Trust to the fullest extent permitted by law against liability and against all expenses reasonably incurred or paid by him in connection with any proceeding in which he becomes involved as a party or otherwise by virtue of his being or having been a Trustee or officer of the Trust and against amounts paid or incurred by him in the settlement thereof; and (ii) expenses in connection with the defense of any proceeding of the character described in clause (i) above shall be advanced by the Trust to the Covered Person from time to time prior to final disposition of such proceeding to the fullest extent permitted by law.

Article VII, Section 2 of the Trust’s By-Laws provides that subject to the exceptions and limitations contained in Article VII, Section 4 of the By-Laws the Trust shall indemnify its Covered Persons to the fullest extent consistent with state law and the Investment Company Act of 1940, as amended (“1940 Act”). Without limitation of the foregoing, the Trust shall indemnify each person who was or is a party or is threatened to be made a party to any proceedings, by reason of alleged acts or omissions within the scope of his or her service as a Trustee or officer of the Trust, against judgments, fines, penalties, settlements and reasonable expenses (including attorneys’ fees) actually incurred by him or her in connection with such proceeding to the maximum extent consistent with state law and the 1940 Act. Subject to the exceptions and limitations contained in Section 4 of Article VII of the By-Laws, the Trust may, to the fullest extent consistent with law, indemnify each person who is serving or has served at the request of the Trust as a director, officer, partner, trustee, employee, agent or fiduciary of another domestic or foreign corporation, partnership, joint venture, trust, other enterprise or employee benefit plan (“Other Position”) and who was or is a party or is threatened to be made a party to any proceeding by reason of alleged acts or omissions while acting within the scope of his or her service in such Other Position, against judgments, fines, settlements and reasonable expenses (including attorneys’ fees) actually incurred by him or her in connection with such proceeding to the maximum extent consistent with state law and the 1940 Act. The indemnification and other rights provided by Article VII of the By-Laws shall continue as to a person who has ceased to be a Trustee or officer of the Trust.
Article VII, Section 4 of the Trust’s By-Laws provides that: (a) the Trust shall not indemnify a Covered Person or agent who shall have been adjudicated by a court or body before which the proceeding was brought (i) to be liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office (collectively, “disabling conduct”) or (ii) not to have acted in good faith in the reasonable belief that his action was in or not opposed to the best interest of the Trust; and (b) the Trust shall not indemnify a Covered Person or agent unless the court or other body before which the proceeding was brought determines that such Trustee, officer or agent did not engage in disabling conduct or, with respect to any proceeding disposed of (whether by settlement, pursuant to a consent decree or otherwise) without an adjudication by the court or other body before which the proceeding was brought, there has been a dismissal of the proceeding by the court or other body before which it was brought for insufficiency of evidence of any disabling conduct with which such a Covered Person or agent has been charged and a determination that such Trustee, officer or agent did not engage in disabling conduct by at least a majority of those Trustees who are neither interested persons of the Trust (as that term is defined in Section 2(a)(19) of the 1940 Act) nor parties to the proceeding based upon a review of readily available facts (as opposed to a full trial-type inquiry).
Item 26.
Business and Other Connections of the Investment Adviser
See “Management of the Trust” in Part B. Information as to the directors and officers of the Adviser is included in its Form ADV filed with the SEC and is incorporated herein by reference.
Item 27.
Principal Underwriter
Not applicable.
Item 28.
Location of Accounts and Records
All accounts, books, records and documents required pursuant to Section 31(a) of the Investment Company Act of 1940, as amended, and the rules promulgated thereunder are maintained in the physical possession of: JPMorgan Funds Management, Inc. (named One Group Administrative Services, Inc. through February 15, 2005), the Registrant’s administrator, at 383 Madison Avenue, New York, NY 10179; JPMorgan Chase Bank, the Registrant’s custodian at 383 Madison Avenue, New York, NY 10179; J.P. Morgan Investment Management Inc., the Registrant’s investment adviser, at 383 Madison Avenue, New York, NY 10179; DST Systems Inc., 333 W. 11th Street, Kansas City, MO 64105, the Registrant’s transfer agent.
Item 29.
Management Services
None.
Item 30.
Undertakings
Not applicable.

SIGNATURES
Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant, JPMorgan Institutional Trust, has duly caused this Amendment to the registration statement to be signed on its behalf by the undersigned, duly authorized, in the City of New York and State of New York on the 20th day of November, 2023.
JPMorgan Institutional Trust
By:	Brian S. Shlissel*
Name: Brian S. Shlissel
Title: President and Principal Executive Officer
Pursuant to the requirements of the Securities Act, this Amendment to the registration statement has been signed below by the following persons in the capacities indicated on November 20, 2023.

John F. Finn*
John F. Finn
Trustee

Stephen P. Fisher*
Stephen P. Fisher
Trustee

Gary L. French*
Gary L. French
Trustee

Kathleen M. Gallagher*
Kathleen M. Gallagher
Trustee

Robert J. Grassi*
Robert J. Grassi
Trustee

Frankie D. Hughes*
Frankie D. Hughes
Trustee

Raymond Kanner*
Raymond Kanner
Trustee

Thomas P. Lemke*
Thomas P. Lemke
Trustee

Timothy J. Clemens*
Timothy J. Clemens
Treasurer and Principal Financial Officer

*By	/s/ Zachary E. Vonnegut-Gabovitch
Zachary E. Vonnegut-Gabovitch
Attorney-In-Fact

Lawrence R. Maffia*
Lawrence R. Maffia
Trustee

Mary E. Martinez*
Mary E. Martinez
Trustee

Marilyn McCoy*
Marilyn McCoy
Trustee

Robert A. Oden, Jr.*
Robert A. Oden, Jr.
Trustee

Marian U. Pardo*
Marian U. Pardo
Trustee

Emily A. Youssouf*
Emily A. Youssouf
Trustee

Robert F. Deutsch*
Robert F. Deutsch
Trustee

Nina O. Shenker*
Nina O. Shenker
Trustee

Brian S. Shlissel*
Brian S. Shlissel
President and Principal Executive Officer

Exhibit Index
(a)(3)	Schedule A to the Declaration of Trust.
(d)(2)	Form of Schedule A to the Investment Advisory Agreement (amended as of November 16, 2023).
(g)(1)(c)	Form of Amended Schedule A to the Amended and Restated Global Custody and Fund Accounting Agreement (as of November 16, 2023).
(g)(2)(b)	Form of Amendment to Third Party Securities Lending Rider effective as of November 16, 2023.
(h)(1)(c)	Amendment to Amended and Restated Transfer Agency Agreement between the Trust and SS&C GIDS, Inc. (successor in interest to DST Asset Manager Solutions, Inc.) as of August 10, 2023.
(h)(1)(d)	Form of Amended Appendix A, dated as of November 16, 2023, to the Amended and Restated Transfer Agency Agreement between the Trust and SS&C GIDS, Inc., dated November 16, 2023.
(h)(2)(c)	Form of Schedule A to the Administration Agreement (amended as of November 16, 2023).
(h)(4)(d)	Form of Amendment to the Global Securities Lending Agency Agreement effective as of November 16, 2023.